This Note has not been registered under the Securities Act of 1933, as amended, or applicable State securities laws, if any, and may not be transferred in the absence of such registration or receipt by the Company of an opinion of counsel reasonably satisfactory to the Company that the transfer may be properly made under an exemption from registration under such Act and such laws.

                       CONVERTIBLE SECURED PROMISSORY NOTE

$300,000                                                         August 30, 1999

            For value received, the undersigned, KIDEO PRODUCTIONS, INC., a Delaware corporation ("Maker"), promises to pay to WHITE RIDGE INVESTMENTS, LTD. ("Holder"), at the office of Maker at 611 Broadway, Suite 515, New York, New York 10012, or at such other place as Holder may designate, the principal sum of THREE HUNDRED THOUSAND DOLLARS ($300,000), together with interest on the unpaid balance of this Note, beginning as of the date hereof, before or after maturity or judgment, at the rate of ten percent (10%) per annum, which rate shall be computed monthly on the basis of a Three Hundred Sixty Five (365) day year and actual days elapsed, according to the following schedule:

                            Date                          Amount
                            ----                          ------
                      May 31, 2000                        $45,000
                      June 30, 2000                       $45,000
                      July 31, 2000                       $45,000
                      August 31, 2000                    $165,000

Interest on the principal amount outstanding under this Note shall be due and payable, in arrears, at the rate set forth herein, commencing on September 30, 1999 and continuing on the last day of each and every December, March and June thereafter until this Note is paid in full.

If Maker shall fail to pay any amount owing to Holder under this Note when due (whether at stated due date, upon acceleration or otherwise), then to the extent permitted by law Maker will pay interest to Holder, payable on demand, on the amount in default from the date such payment became due until payment in full at the rate of 15% per annum.

            Events of Default. The occurrence at any time of any one or more of the following events shall constitute an "Event of Default" under this Note: (a) Maker's failure to pay any interest when due under this Note which failure continues for more than three (3) days following the date such payment is due;
(b) Maker's failure to pay principal or other amount (other than interest) when due under this Note; (c) failure of Maker to perform in any material respect its agreements and obligations, or a material breach of any of Maker's representations and warranties, under the Note and Warrant Purchase Agreement, dated as of the date hereof, between Maker and Holder (the "Purchase Agreement"); (d) the dissolution, liquidation or termination of legal existence of Maker; (e) the appointment of a receiver, trustee or similar judicial officer or agent to take charge of or liquidate any property of assets of Maker, or action by any court to take jurisdiction of all or substantially all of the property or assets of Maker; (f) the sale of all or substantially all of Maker's property or assets; (g) the commencement of any proceeding under any provision of the Bankruptcy Code of the United States, as now in existence or hereafter amended, or of any other proceeding under any federal or state law, now existing or hereafter in effect, relating to bankruptcy, reorganization, insolvency, liquidation or otherwise, for the relief of debtors or readjustment of indebtedness, by or against Maker.

            Effect of Default. Maker agrees that upon the occurrence of an Event of Default, the entire indebtedness with accrued interest thereon due under this Note shall, at the option of the Holder, be immediately due and payable without notice. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default.

            Prepayment. Any amount, outstanding under this Note may be prepaid, in whole or in part, by Maker at any time.

            Conversion. All or any part of the principal amount due and owing under this Note may be converted by Holder into shares of the common stock, par value $.0001 per share, of Maker (the "Common Stock") at any time and from time to time after the date hereof. The number of shares of the Common Stock to be received upon conversion shall be determined by dividing (i) the principal amount of the portion of this Note which is being converted, plus accrued and unpaid interest, by (ii) $.80 (the "Conversion Price"), subject to the adjustments described below under "Adjustments."

To exercise the right of conversion, Holder must give written notice to Maker. Such notice shall specify the principal amount of this Note Holder desires to convert. Holder hereby agrees to take all steps reasonably requested by Maker to assist Maker in complying with any such conversion request, including, without limitation, delivering this Note to Maker so that a replacement Note reflecting a reduced principal amount may be issued to Holder following any conversion.

At all times during which Holder has the right to convert this Note or any portion hereof, the Company agrees to reserve and keep available an authorized number of shares of the Common Stock sufficient to permit the conversion in full of this Note and the Company represents and warrants that all of the shares of Common Stock issued upon conversion of this Note shall be duly and validly issued, fully paid and nonassessable.

            Adjustments. The number of shares of Common Stock into which this Note may be converted and the effective conversion price shall be adjusted for the same events and in the same manner as the number of shares of Common Stock underlying, and the exercise price of, the Warrant issued to Holder concurrently herewith.

            Security. This Note and the obligations of Maker under this Note are secured by all of the properties and assets of Maker as granted and set forth in the Security Agreement dated as of the date hereof.

            Notice. Any notice required to be given under this Note shall be given in the same manner and subject to the same terms and conditions as set forth in Section 5.6 of the Purchase Agreement.

            Failure by the Holder to insist upon the strict performance by Maker of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and the Holder shall retain the right thereafter to insist upon strict performance by the Maker of any and all terms and provisions of this Note or any document securing the repayment of this Note.

            Maker waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note.

            This Note shall be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflicts of law provisions). Maker hereby consents to the exclusive jurisdiction of any State or Federal court located in New York County.

                                                KIDEO PRODUCTIONS, INC.


                                                By: _________________________
                                                    RICHARD BULMAN, President